Exhibit 23




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        We consent to the incorporation in this Registration Statement of New England Community Bancorp, Inc. on Form S-8, of our report dated January 30, 1997, except for Note 13 as to which the date is February 20, 1997, included in the Annual Report of New England Community Bancorp, Inc. as of December 31, 1996 and for the year end ended.




                                         /s/ Shatswell, MacLeod & Company, P.C.
                                         SHATSWELL, MacLEOD & COMPANY, P.C.


West Peabody, Massachusetts
May 16, 1997